Exhibit 99.1

SB Financial Group
SB Financial First Quarter 2017 Financial Results Conference Call and Webcast
Friday, April 21, 2017, 11:00 A.M. Eastern

CORPORATE PARTICIPANTS Melissa Martin - Investor Relations Mark Klein - Chairman, President, and Chief Executive Officer Tony Cosentino - Chief Financial Officer Jon Gathman - Senior Lending Officer

PRESENTATION

Operator

Good morning and welcome to the SB Financial First Quarter 2017 Financial Results Conference Call. All participants will be in listen-only mode. Should you need assistance, please signal a conference specialist by pressing the star (*) key followed by zero (0). After today’s presentation, there will be an opportunity to ask questions. Please note that this event is being recorded. I would now like to turn the conference over to Ms. Melissa Martin. Please go ahead.

Melissa Martin

Good morning, everyone. I would like to remind you that this conference call is being broadcast live over the Internet and will also be archived and available on our website at www.yoursbfinancial.com under Investor Relations. Joining me today are Mark Klein, Chairman, President, and CEO; Tony Cosentino, Chief Financial Officer; and Jon Gathman, Senior Lending Officer.

Before I turn the call over to Mr. Klein, let me add that this call may contain forward-looking statements regarding SB Financial Group's financial performance, anticipated plans, operational results, and objectives. Forward-looking statements are based on Management's expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied on our call today. We have identified a number of different factors within the forward-looking statements at the end of our earnings release and you are encouraged to review those factors. SB Financial Group undertakes no obligation to update any forward-looking statement, except as required by law, after the date of this call. In addition to the financial results presented in accordance with GAAP, this call will also contain certain non-GAAP financial measures.

I will now turn the call over to Mr. Klein.

Mark Klein

Thank you, Melissa, and good morning, everyone. Thank you all for joining us. Welcome to our first quarter 2017 webcast. Of course, we filed our earnings release yesterday and that will certainly provide additional depth and details to everyone today on our comments, and from our webcast. However, highlights for the quarter include net income, $2 million, a 20.4% improvement over the prior year quarter, with a return on average assets of 0.96%, a 10% improvement. Diluted earnings per share was $0.31 per share, representing a 19.2% improvement over the prior-year quarter. Trailing 12-month EPS now stand at $1.43. Our loan balances expanded to $49 million or over 8.6% from a year ago, top-line revenue for the quarter expanded approximately 8% from the year ago quarter, but was down 12.5% from the linked quarter. Tony will have more details on that.

Expenses for the quarter declined nearly 6% from the linked quarter, but reflected an increase from the year ago quarter of 7% due to recent strategic expansions to newer markets. Assets under management expanded this quarter to $404 million, an increase of $46.7 million or 13% over the prior year. Mortgage origination volume for the quarter was $56.6 million, a decline of approximately $26 million or 32% from the linked quarter. Our asset quality metrics remain quite strong and finally, SBA loan volume was very good at $4.6 million in the quarter. Our results continue to reflect, as we’ve talked in prior quarters, about our five key strategic initiatives and the success of those initiatives. They continue to be revenue diversity, adding more scale to our operation, improving our scope, high touch, seamless work class service to our clients, and, of course, market-leading asset quality. A few details on each.

This quarter, our non-interest income as a percent of revenue declined to 36.9% due to a softer quarter, as we mentioned, in residential real estate lending. Our residential real estate sold volume declined over 38% from the linked quarter and 15% from the year-ago quarter, but our pipeline of $30 million is strengthening and we certainly expect to be back on track in the second quarter. To ensure we meet our expectations, we have recently added two additional high-producing mortgage lenders in the robust Columbus market. This brings our total producers across 14 counties now to 23. SBA lending this past quarter helped close the gap with strong results for the quarter. Our net mortgage banking revenue for the quarter was over $1.6 million, an increase of $696,000 over the year-ago quarter, representing a 74% improvement. This improvement was a result of a small recapture of our servicing rights versus an impairment of over $700,000 in the year-ago quarter.

As I mentioned, SBA lending made meaningful contributions to our quarterly performance. This quarter, we produced $4.6 million in volume that resulted in over $390,000 in loan sale gains. These numbers were in line with the year-ago quarter, but significantly exceeded the linked quarter. Our plans are to continue to drive our performance to a higher level with targeted prospecting. As of March 31, we ranked at the 87th percentile in the U.S., placing us 230th out of the 1,661 banks that have done an SBA loan in that fiscal year.

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Agricultural based loan sale gains added momentum to our commercial sales. This quarter we closed over $700,000, generating nearly $39,000 in loan sale gains. This fixed rate product is, as always, the right strategy for our ag-producers and limits our interest rate risk. Direction of our wealth management business line, under the direction of our new leader, Chris Jakyma, that I have talked about a couple different quarters, continues to gain traction. Total assets under our care were up nearly 7% from the linked quarter and over 13% from the year-ago quarter. We strengthened our prospects of continued growth by recently adding Mr. Chuck Cammock, an experienced professional employee benefits leader in a new market for us, the greater Akron/Canton area. While this is a new market for State Bank, it is certainly well known by Chris Jakyma because that is his home territory. We are optimistic that this new talent in this new market will provide additional growth opportunities for our wealth management business line and we continue to identify more opportunities to leverage our consumer and commercial relationships to expand that non-interest income.

Second initiative, as I mentioned, is to add more scale. Our newer, full-service office in Finley continues to provide organic balance sheet growth and strong SBA loan sale gains. In fact, it was $3.3 million for the quarter and delivered $287,000 in loan sale gains. Our experienced diverse team under the leadership of our market executive, Mike Epps, is delivering on our expectations. Our Columbus operation continues to deliver more market share. At quarter end, their loan balances stood at approximately $160 million or an increase of over $2 million from year end. Deposit balances followed suit and increased to nearly $34 million or over $5 million from year end. Our results are a direct reflection of not only the strong market demographics but the quality of that staff that we've assembled, as well, there in Columbus. We continue to await regulatory approval for our 20th full-service office that we discussed for a number of quarters in Bowling Green, Ohio. Our market leader, Mark Cassin, is on site and is actively calling and developing our local team.

Third, is our strategy to expand product service utilization and build greater scope with more products and services in more households. We continue to add more households and more products and services in each of those. This organic growth improves our efficiency and provides additional opportunities to drive performance improvement. This quarter we expanded our households now to 27,752 for an increase of 384 households, or 1.4%. Likewise, our number of products and services increased by 909 to over 81,500, or 1.1%. Our onboarding processes led by our retail group are working and are providing more organic growth. Delivering organic balance sheet growth with more products and services in new and existing households remains one of our key initiatives to grow our franchise. Our business lines work interdependently to drive a deeper relationship. Through this referral process, we proactively identify opportunities to address client needs while at the same time, improving market share and financial performance. This quarter we identified 454 referrals, closed 237 of them for $15 million in additional business to our Company.

Operational excellence continues to be our fourth theme. We continue to leverage an engaged staff and their high service levels to create a sustainable, competitive advantage. Our staff has played a key role in assisting us to grow our mortgage servicing book that now stands at over 6,500 loans and over $917 million in balances. This success is evident in our year-over-year growth and balances of over $125 million.

Asset quality is our fifth initiative required for high-performance. All high-performing institutions understand the significance of maintaining a quality loan portfolio and we are certainly in that group. Consider for the quarter, non-performing assets improved by over $3.7 million to just 0.56%. Total past-due loans were 0.34%, down from prior year end of 1.09%. Net charge-offs for the quarter were just $46,000, or 1 basis point, and our allowance of non-performing assets improved to 204%.

Now our CFO, Tony Cosentino, will give us just a bit more detail on that success. Tony?

Tony Cosentino

Thanks, Mark. Good morning, everyone. Again to reiterate, for the quarter, we had net income of $2 million or $0.31 per dilute EPS. That EPS of $0.31 was up $0.05 or 19% from the prior year, but down $0.06 or 16% from the linked quarter. Total operating revenue was up 7.9% from the prior year, down 2.1% from the linked quarter. Loan growth was up $50 million from the prior year, or 8.6%. Loan sale gains delivered $1.7 million from mortgage small business and agriculture. And lastly, we continue to improve on all of our asset quality metrics.

As we break down further the first-quarter income statement, let's start with margin. Net interest income was up from the prior year by 6.4%, down just slightly from the linked quarter. End of period loan balances from the prior year were up $49.6 million, an increase of 8.6%. Since March of 2012, we have increased our loan balances by $187 million, or 6% compound annual growth rate. It has been a consistent five-year growth story. Average loan yield of 4.29%, decreased by 12 basis points from the prior year and overall earning asset yield was down 10 basis points from the prior year.

On the funding side, we continue to experience an increase in the cost of our interest-bearing liabilities, which came in at 60 basis points for the quarter, up 9 basis points for the prior year and up 2 basis points from the linked quarter. Our need for retail funding to facilitate loan growth is driving deposit costs higher. Net interest margin at 3.59% was down 16 basis points from the prior year and down from the linked quarter by 10 basis points. These variances were due to the combination of higher deposit costs, lower loan growth and reduced fees from a softer loan origination. Total interest expense costs have risen by nearly 27% for the prior year with the variance tied almost exclusively to the increased volume. Loan activity has certainly influenced margin income from the prior year, with total loan interest income of $6.8 million, up 9% from the prior year. $49 million of increased loan balance, which was the net result of $227 million in loan production over the last four quarters, has been a key driver. Although our loan balance has declined from December of 2016, we are confident that second-quarter production will return to the levels we experienced throughout 2016.

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Our pipelines have returned to levels that should deliver double-digit loan growth on an annualized basis. Total net interest income of $3.8 million was up 11% from the prior year. Fee income as a percentage of total revenue down slightly at 37% as our SBA loan sale gains offset a softer mortgage origination market. For the quarter, mortgage originations of $56.7 million were down from the prior year by $15.3 million or 21% and were down $26.8 million or 32% from the linked quarter. This quarter's new purchase volume was 93% as the refinance market has slowed considerably with the rise in interest rates. Total mortgage loan sale gains came in at $1.3 million, which was nearly 2.5% on our sold volume of $50 million. Our servicing portfolio of $917 million provided revenue for the quarter of $566,000 and is on pace to deliver $2.4 million in total revenue for 2017. The servicing portfolio has increased by $125 million or 16% from the prior year on sold volume for that period of $329 million.

The market value of our mortgage servicing rights increased this past quarter reflecting that rise in rates. The calculated fair value of 97 basis points was up 14 basis points from the prior year and up 3 basis points from the linked quarter and resulted in a $35,000 impairment recapture. At March 31, 2017, our mortgage servicing rights were $8.9 million, up 35% from the first quarter of 2016 and up 6% from the linked quarter. Total temporary impairment remaining is just $194,000. Other fee income for the quarter at $2.2 million was down from the prior year by 13%. In the first quarter of 2016, we had a commercial swap income, took some gains on the sale of securities, and had higher item processing fees. SBA gains were down just slightly to the prior year but were up 8.3 times compared to the linked quarter. Our pipeline in the SBA arena is its highest in a number of years.

Total operating expenses this quarter of $7.4 million were up $0.5 million or 7.1% for the prior year and compared to the linked quarter, expenses were down $0.5 million or 6.1%. Total headcount for the Company is up 13 since the prior year, reflecting staffing levels in our new locations and added resources in compliance, loan review, and mortgage administration. Other operating expense was down nearly $0.4 million for the prior year due to lower FDIC costs and a positive impact of our mortgage pipeline fallout due to rising rates. For the quarter, total operating expense was up slightly less than our 7.9% revenue growth.

Now, as we turn to the balance sheet, loans outstanding at March 31, 2017, stood at $626.7 million, 74% of the total assets of the Company. We had growth of $49.6 million but were down $17.7 million from the linked quarter. Compared to the prior year, our loan book grew in every category, led by commercial real estate with $26.5 million, followed by C&I at $22.5 million. On the deposit side, we were up from the prior year by $74.9 million, an 11.7% growth rate, and up from the linked quarter by $39.8 million. Due to the anticipated closings from our loan pipeline in the second quarter, we continue to be more aggressive on deposit pricing and marketing in order to meet those expected funding needs. Matching loan growth with lower cost retail funding is a key managerial target.

The Company continues to be poised for further rate increases. Our bond portfolio has a short duration and, with 70% of our loan portfolio with adjustable-rate indexes, we will see higher margin income as rates rise. As we look at our capital position, we finished the quarter at $88.8 million, up $4.9 million or 5.9% from the prior year, and compared to the linked quarter, total equity was up nearly 7% on an annualized basis. Equity to asset ratio of 10.4% was down slightly from the prior year, reflecting the growth in our loan book. We announced a share repurchase late in the second quarter of 2016, and thus far, we have repurchased 119,000 shares under that program. Despite this buyback level, total shares outstanding were flat to the prior year. The Company had a number of option grants exercised in the first quarter, which had been issued ten years prior, and we also did our annual restricted stock awards during the first quarter of 2017.

Regarding asset quality, total non-performing assets now stand at $4.7 million, or 0.56% of total assets, with 80% in non-performing loans and 20%, or $1 million, in OREO properties. The total level of non-performing assets is down $3.8 million from the prior year and down $0.6 million to the linked quarter. The large OREO property that transferred from non-performing loans last quarter is close to being resolved and should exit our balance sheet in the near term without additional loss. Included in our non-performing asset total is $1.4 million in accruing restructured credits. These restructured loans, which are nearly all maturity extensions, elevate our nonperforming level by 16 basis points. Absent these restructured credits, our total nonperforming asset ratio would be just 40 basis points. Provision expense for the quarter was zero, down from $0.25 million in the first quarter of 2016 and down $0.5 million from the linked quarter. We did have small loan losses in the quarter of $46,000. Our absolute level of loan loss allowance at $7.7 million is up from the prior year by $0.5 million or 6.6%. Due to our loan growth, our allowance to total loans percentage has declined from 1.25% last year to 1.23% currently. This allowance level still places us at the median of our peer group, which bodes well given our top quartile peer NPA ratio, and because of the reduction in nonperforming loans this quarter, we now have NPL coverage with our allowance of 204%, nearly 2.3 times higher than the prior year. As we summarize, a great start to the year with net income growth of 20%, 9% year-over-year loan growth and a quarterly ROA of 96 basis points.

I'll now turn the call back over to Mark.

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Mark Klein

Thank you, Tony. We are certainly off to a great start for 2017. As Tony mentioned, a 0.96% ROA, deposit growth of 5.4% over the linked quarter. Certainly, excellent loan quality, great SBA loan sale gains, a bit off on the mortgage volume, but our metrics continue to deliver our vision of high performance, an ROAA at or above that 90th percentile of our peer banks. With a stronger position in our newer, low share, higher growth markets, we feel we are certainly well poised to continue to build our momentum over the next three quarters and turn in that top decile performing year that we so aspire in 2017.

I’ll now turn the call back over to Melissa Martin for questions.

Melissa Martin

Thank you, Mark. Operator we are now ready for our first question.

QUESTIONS AND ANSWERS

Operator

We will now begin the question and answer session. To ask a question, you may press star (*) then one (1) on your touchtone phone. If you are using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press star (*) then two (2). At this time, we will pause momentarily to assemble our roster.

Melissa Martin

While we're waiting for questions, I would like to remind you that today's call will be accessible on our website at www.yoursbfinancial.com, under Investor Relations.

Operator

Again, if you have a question, please press star (*) then one (1). There appear to be no questions at this time. I would like to turn the conference back over to Ms. Melissa Martin for any closing remarks.

CONCLUSION

Melissa Martin

Thank you. Now I’ll turn the call over to Mr. Klein for closing remarks.

Mark Klein

Once again, thank you all for joining us. We certainly look forward to speaking with you all again in July for our second quarter earnings release and webcast. Have a great weekend. Goodbye.

Operator

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect your lines.

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